Company number: 72437







                                   Memorandum

                                       and

                             Articles of Association

                                       of


                               Vendresse Limited*




            A private company limited by shares adopting Table A with
                                 modifications




      Incorporated in the Isle of Man under the Companies Acts 1931 - 1993




                          On the 2nd day of March 1995










* The name of the Company was changed (1) from Midlandspower (Isle of Man) Limited to Midlands Power (Isle of Man) Limited recorded by Approval of Change of Name of a Company certificate dated 27 April 1995, and (2) from Midlands Power (Isle of Man) Limited to Vendresse Limited recorded by Approval of Change of Name of a Company certificate dated 28 September 1995.


                         The Companies Acts 1931 - 1993

                                     -------

                                   Isle of Man

                                     -------

                        Private company limited by shares

                                     -------


                            Memorandum of Association

                                       of

                                Vendresse Limited







1.   The name of the Company is Vendresse Limited*.

2.   The Company is a private Company.

3.   The liability of the members is limited.

4. There are no restrictions on the exercise of the rights, powers and privileges of the Company.

5. The share capital of the company is(pound)2,000 divided into 2,000 shares of(pound)1.00 each.


We, the Subscriber to this Memorandum of Association:-

(a)  wish to be formed into a Company pursuant to this Memorandum;

(b)  agree to take the number of shares shown opposite our respective names;

(c) declare that all the requirements of the Companies Acts 1931 - 1993 in respect of matters relating to registration and of matters precedent and incidental thereto have been complied with.

--------
* The name of the Company was changed (1) from Midlandspower (Isle of Man) Limited to Midlands Power (Isle of Man) Limited recorded by Approval of Change of Name of a Company certificate dated 27 April 1995, and (2) from Midlands Power (Isle of Man) Limited to Vendresse Limited recorded by Approval of Change of Name of a Company certificate dated 28 September 1995.

                 Names, address and                       Number of shares taken
Number           description of Subscriber                by each Subscriber






1.               Calchas Limited                          One
                 Heritage Court
                 41 Athol Street
                 DOUGLAS
                 Isle of Man

                 For and on behalf of Calchas Limited

                 Director














Total number of shares taken ...                          One







Dated this 2nd day of March 1995




Witness to the above Signatures:-

Julie Cunningham
Heritage Court
41 Athol Street
DOUGLAS
Isle of Man

                         The Companies Acts 1931 - 1993

                                     -------

                                   Isle of Man

                                     -------

                        Private company limited by shares

                                     -------

                             Articles of Association

                                       of

                               Vendresse Limited*





                                   Preliminary

1. Subject as hereinafter provided, the Regulations as prescribed by Section 7 of the Companies Act 1986 and contained in Table A of the Companies (Memorandum and Articles of Association) regulations 1988 (hereinafter referred to as "Table A") shall apply to the Company.

2.   Regulations  2, 24, 73, 74, 75, 76, 77, 78, 79, 80 and 118 of Table A shall not apply to the Company, but the articles hereinafter contained and the remaining regulations of Table A, subject to the modifications hereinafter expressed, shall constitute the articles of association of the Company.

                                 Private company

3. The Company is a "Private Company" within the meaning of the Companies Act 1986 and accordingly no invitation shall be issued to the public to subscribe for any shares, debentures or debenture stock of the Company.

                                     Shares

4. Subject to the provisions of any resolution creating any new shares, the shares of the original or any new capital of the Company, may be issued, allotted or otherwise disposed of to such persons and for such consideration and upon such terms and with such preferred, deferred or other special rights or restrictions as the Board may determine. Subject as aforesaid the provisions of these Articles shall apply to any new capital in the same manner in all respects as the original capital of the company. Except as provided by the Act no shares shall be issued at a discount. Any preference shares may be issued on the terms that they are, or at the option of the Company are to be, liable to be redeemed and such redemption may, subject to the provisions of Section 46 of the Companies Act 1931, as amended by the Section 30 of the Companies Act 1982, be effected on such terms and in such manner as the Board may from time to time determine.

5. The shares shall be at the disposal of the directors, and they may allot or otherwise dispose of them to such persons at such times and generally on such terms and conditions as they think proper, subject always to article 4 hereof and provided no shares shall be issued at a discount except as provided by the Companies Act 1931, Section 47.

                        General meetings and resolutions

6. (a) The Company shall in each year hold a General Meeting as its Annual General Meeting in addition to any other meetings in that year and not more than fifteen months shall elapse between the date of one Annual General Meeting of the Company and the next, provided that so long as the company holds it first Annual General Meeting within eighteen months of its incorporation, it need not hold it in the calendar year of its incorporation or in the following calendar year.

     (b) Regulation 38 in Table A shall be read and construed as if the words "or removing" were added after the word "appointing" in the first sentence.

     (c) A notice convening a General Meeting shall be required to specify the general nature of the business to be transacted only in the case of special business and regulation 38 in Table A shall be modified accordingly.

     All business shall be deemed special that is transacted at an Extraordinary General Meeting, and also all that is transacted at an Annual General Meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets, and the reports of the Directors and Auditors, and the appointment of, and the fixing of the remuneration of, the Auditors.

                            Appointment of directors

7. (a) The maximum number of Directors may be determined from time to time by Ordinary Resolution in General Meeting of the Company. Subject to and in default of any such determination there shall be no maximum number of Directors and the minimum number of Directors shall be two.

     (b) The Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed any number determined in accordance with paragraph (a) above as the maximum number of Directors for the time being force.

     (c) The Company may by Ordinary Resolution in General Meeting remove any Director before the expiration of his period of office notwithstanding any other provision contained in these Articles or in any agreement between the Company and such Director. The removal of a Director pursuant to this Article shall be without prejudice to any claim he may have for damages for breach of any contract of service between him and the Company.

     (d) The Company may by Ordinary resolution in General Meeting appoint any person who is willing to act to be a Director, either to fill a vacancy or as an additional Director.

     (e) The control and management of the business of the Company shall be at such place as the Directors shall determine from time to time.

     (f) All directors of the Company shall be entitled to receive prior notice of meetings of Directors. Such notice can be given by telephone, telex and telefax or any of these.

                                Borrowing powers

8. The Directors may exercise all the powers of the Company to borrow money without limit as to amount and upon such terms and in such manner as they think fit, and to grant any mortgage, charge or standard security over its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock, and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

                               Alternate directors

9. (a) A Director, or any such other person as is mentioned in regulation 65 in Table A, may act as an alternate Director to represent more than one Director, and an alternate Director shall be entitled at any meeting of the Directors or of any committee of the Directors to one vote for every Director whom he represents in addition to his own vote (if any) as a Director, but he shall count only as one vote for the purpose of determining whether a quorum is present.

     (b) An alternate Director shall not be entitled as such to receive any remuneration from the Company, save that he may be paid by the Company such part (if any) of the remuneration otherwise payable to his appointer as such appointer may notice in writing to the Company from time to time direct, and the first sentence of regulation 66 in Table A shall be modified accordingly.

                                    Indemnity

10. Every Director or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, and no Director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto, but this Article shall not have effect insofar as its provisions are not avoided by Section 151 of the Companies Act 1931.

     The Directors may execute, in the name and on behalf of the Company, in favour of any Director or other person who may incur or be about to incur any personal liability for the benefit of the Company, such debentures or mortgages of the Company's property (present and future) as they think fit and any such mortgages may contain a power of sale and such other powers, covenants and provisions as shall be agreed upon.


                                      Audit

11. (i) Section 11(1) of the Companies Act 1982 and all such other provisions of the Companies Acts 1931 to 1993 as require the accounts of the company to be audited before being laid before the members in general meeting shall not apply to the Company so long as the Company shall be an exempt company for the purposes of the Income Tax (Exempt Companies) Act 1984 or a non-resident company for the purposes of the Non-Resident Company Duty Act 1986 or an audit exempt company for the purposes of the Companies (Exempt and Non-Resident Private Companies)(Audit Exemption) (Amendment) Regulations 1994 and this article shall hereby constitute an election in accordance with Regulation 3(1) of Companies (Exempt and Non-Resident Private Companies)(Audit Exemption) Regulations 1993 for the purposes of dispensing with the requirements for any such audit requirements.

     (ii) A member may at anytime by notice in writing deposited at the registered office of he company require the rescission of this election.

     (iii) The Directors shall within 21 days from the date of the deposit of such notice as in sub clause (ii) hereof -

          (a) appoint an auditor in the same manner as they may fill a casual vacancy in the office of auditor; and

          (b) proceed duly to convene a general meeting of the company to effect such amendments to these articles as are necessary as a consequence of the notice.



--------
* The name of the Company was changed (1) from Midlandspower (Isle of Man) Limited to Midlands Power (Isle of Man) Limited recorded by Approval of Change of Name of a Company certificate dated 27 April 1995, and (2) from Midlands Power (Isle of Man) Limited to Vendresse Limited recorded by Approval of Change of Name of a Company certificate dated 28 September 1995.

Number                       Names, addresses and description of Subscriber






1.                           Calchas Limited
                             Heritage Court
                             41 Athol Street
                             DOUGLAS
                             Isle of Man

                             For and on behalf of Calchas Limited


                             Director







Dated this 2nd day of March 1995



Witness to the above Signatures:-

Julie Cunningham
Heritage Court
41 Athol Street
DOUGLAS
Isle of Man